UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HERSHA HOSPITALITY TRUST
(Exact Name of Registrant as Specified in its Charter)

Maryland	251811499
(State of Incorporation)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, PA	17102
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered:

Priority Class A Common Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Priority Class A Common Shares of Beneficial Interest, $0.01 par value per share,  contained under the caption "Description of Shares of Beneficial Interest" set forth in the Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-138038), as declared effective by the Securities and Exchange Commission,  is hereby incorporated by reference.

The description of the Registrant’s 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, contained under the caption “Description of Capital Shares - Preferred Shares”  set forth in the Registrant’s Registration Statement on Form S-3 (File No. 333-113061), as declared effective by the Securities and Exchange Commission, and under the heading “Description of the Series A Cumulative Redeemable Preferred Shares” in the Registrant’s Prospectus Supplement thereto, dated July 29, 2005 and filed pursuant to Rule 424(b) on August 2, 2005,  is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description

3.1
Amended and Restated Declaration of Trust, as amended (filed with the SEC as Exhibit 3.1 to the Quarterly Report on Form 10-Q filed April 6, 2007 (SEC File No. 001-14765) and incorporated by reference herein).

3.2
Articles Supplementary to the Amended and Restated Declaration of Trust of the Registrant Designating the Terms of the 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (filed with the SEC as Exhibit 3.2 to the Form 8-A filed on August 3, 2005 (SEC File No. 001-14765) and incorporated by reference herein).

3.3	Bylaws of the Registrant (filed with the SEC as Exhibit 3.2 to the Registration Statement on Form S-11, as amended, filed June 5, 1998 (SEC File No. 333-56087) and incorporated by reference herein).

4.1
Form of Priority Class A Common Share certificate (filed with the SEC as Exhibit 4.1 to the Registration Statement on Form S-11, as amended, filed June 5, 1998 (SEC File No. 333-56087) and incorporated by reference herein).

4.2
Form of 8.00% Series A Cumulative Redeemable Preferred Share certificate (filed with the SEC as Exhibit 3.4 to the Form 8-A filed on August 3, 2005 (SEC File No. 001-14765) and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 2, 2008	By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1
Amended and Restated Declaration of Trust, as amended (filed with the SEC as Exhibit 3.1 to the Quarterly Report on Form 10-Q filed April 6, 2007 (SEC File No. 001-14765) and incorporated by reference herein).

3.2
Articles Supplementary to the Amended and Restated Declaration of Trust of the Registrant Designating the Terms of the 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (filed with the SEC as Exhibit 3.2 to the Form 8-A filed on August 3, 2005 (SEC File No. 001-14765) and incorporated by reference herein).

3.3	Bylaws of the Registrant (filed with the SEC as Exhibit 3.2 to the Registration Statement on Form S-11, as amended, filed June 5, 1998 (SEC File No. 333-56087) and incorporated by reference herein).

4.1
Form of Priority Class A Common Share certificate (filed with the SEC as Exhibit 4.1 to the Registration Statement on Form S-11, as amended, filed June 5, 1998 (SEC File No. 333-56087) and incorporated by reference herein).

4.2
Form of 8.00% Series A Cumulative Redeemable Preferred Share certificate (filed with the SEC as Exhibit 3.4 to the Form 8-A filed on August 3, 2005 (SEC File No. 001-14765) and incorporated by reference herein).